Exhibit 99.1

               Kopin Corporation Extends Stock Repurchase Program

    TAUNTON, Mass.--(BUSINESS WIRE)--Oct. 28, 2004--Kopin Corporation (Nasdaq: KOPN) announced today that its Board of Directors has extended by two years the expiration date of a stock repurchase program it previously approved in October 2002. The program, which was scheduled to expire in October 2004, now will expire on October 31, 2006.
    "The Company and Board of Directors believe that extending this program enables us to remain opportunistic, allowing the repurchase of stock as conditions warrant to further build long-term value for our shareholders," said John C.C. Fan, Kopin's president and chief executive officer.
    Under the program, Kopin is authorized to repurchase up to $15,000,000 of its common stock. As of October 28, 2004, Kopin has repurchased a total of 103,200 shares for an aggregate $378,318 since the program's inception. The total remaining amount of common stock Kopin is authorized to repurchase under the program totals $14,621,682.
    Kopin intends to make repurchases under the program from time-to-time in the open market or through privately negotiated transactions, depending on market conditions and other factors and in compliance with applicable legal requirements. The program does not obligate Kopin to acquire any particular amount of common stock and may be suspended at any time at Kopin's discretion.

    About Kopin

    Founded in 1984, Kopin is pioneering the use of nanotechnology to manufacture nanosemiconductor products that make mobile electronic devices small, fast, bright, lightweight and power efficient. With an intellectual property portfolio of more than 200 issued and pending patents, Kopin supplies the world's largest electronics manufacturers and government agencies with breakthrough semiconductor products. The Company's liquid-crystal microdisplays, ultra-efficient transistors and high-brightness GaN LEDs enhance the delivery and presentation of voice, video and data. Kopin technology is currently used in nearly one-third of the world's cell phones and camcorders and is the microdisplay standard for the U.S. military. For more information, please visit Kopin's website at www.kopin.com.

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to Kopin's intention to repurchase shares of common stock. These statements involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the flat panel display, wireless, LED and gallium arsenide integrated circuit and materials industries; the impact of competitive products and pricing; availability of third-party components; the successful CyberLite production ramp; the qualification of Kopin's CyberLite manufacturing process by additional customers; availability of integrated circuit fabrication facilities; cost and yields associated with production of Kopin's CyberDisplay imaging devices, CyberLite LEDs and HBT transistor wafers; loss of significant customers; acceptance of Kopin's products; success of new product and other research and development efforts; continuation of strategic relationships; the value of shares of Micrel Semiconductor held by Kopin; Kopin's ability to accurately forecast revenue levels; and other risk factors and cautionary statements listed in Kopin's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Kopin's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended June 26, 2004.

    Kopin - The NanoSemiconductor Company(TM)

    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             CFO
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Ehren Lister, 617-542-5300
             Account Executive
             elister@investorrelations.com